Exhibit 3.122

CORPORATE ACCESS NUMBER: 2017241023

Government

of Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

HIGH SIERRA ENERGY CANADA ULC

WAS INCORPORATED IN ALBERTA ON 2013/01/16.